Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated March 5, 1999 accompanying the financial statements of 800 Travel Systems, Inc., included in the Annual Report on Form 10-KSB for the year ended December 31, 1998, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

                                       GRANT THORNTON LLP

Tampa, Florida
Dated: May 14, 1999